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                                                                  EXHIBIT (a)(7)

                               AMENDMENT NO. 3 TO
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                        NICHOLAS-APPLEGATE MUTUAL FUNDS



                  THIS AMENDMENT NO. 3 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NICHOLAS-APPLEGATE MUTUAL FUNDS is made as of the llth day of February, 1994 by the undersigned, constituting a majority of the Trustees of the Trust.

                  WHEREAS, the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended, designated certain series of Interests of the Trust; and

                  WHEREAS, the undersigned wish to establish certain additional series of Interests of the Trust;

                  NOW, THEREFORE, the Board of Trustees hereby amends the first sentence of Section 8.8 of the Amended and Restated Declaration of Trust of the Trust to read in full as follows:

         "Without limiting the authority of the Trustees set forth in this
         Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate thirty series, as follows:

         Nicholas-Applegate Core Growth Portfolio A
         Nicholas-Applegate Core Growth Portfolio B
         Nicholas-Applegate Core Growth Institutional Portfolio Nicholas-Applegate Core Growth Qualified Portfolio Nicholas-Applegate Government Income Portfolio A Nicholas-Applegate Government Income Portfolio B Nicholas-Applegate Government Income Institutional Portfolio Nicholas-Applegate Government Income Qualified Portfolio Nicholas-Applegate Income & Growth Portfolio A Nicholas-Applegate Income & Growth Portfolio B Nicholas-Applegate Income & Growth Institutional Portfolio Nicholas-Applegate Income & Growth Qualified Portfolio Nicholas-Applegate Balanced Growth Portfolio A Nicholas-Applegate Balanced Growth Portfolio B Nicholas-Applegate Balanced Growth Institutional Portfolio Nicholas-Applegate Balanced Growth Qualified Portfolio

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    Nicholas-Applegate Worldwide Growth Portfolio A
    Nicholas-Applegate Worldwide Growth Portfolio B Nicholas-Applegate Worldwide Growth Institutional Portfolio Nicholas-Applegate Worldwide Growth Qualified Portfolio Nicholas-Applegate Emerging Growth Portfolio A Nicholas-Applegate Emerging Growth Portfolio B Nicholas-Applegate Emerging Growth Institutional Portfolio Nicholas-Applegate Emerging Growth Institutional Portfolio II Nicholas-Applegate International Growth Portfolio A Nicholas-Applegate International Growth Portfolio B Nicholas-Applegate International Growth Institutional Portfolio Nicholas-Applegate International Growth Qualified Portfolio Nicholas-Applegate Money Market Portfolio
    Nicholas-Applegate Money Market Institutional Portfolio"

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                      /s/ Arthur E. Nicholas
                                      --------------------------
                                      Arthur E. Nicholas

                                      /s/ Fred C. Applegate
                                      --------------------------
                                      Fred C. Applegate

                                      /s/ Arthur B. Laffer
                                      --------------------------
                                      Arthur B. Laffer

                                      /s/ Charles E. Young
                                      --------------------------
                                      Charles E. Young

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